UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 18, 2023

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2023, Marvell Technology, Inc. (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of its 5.750% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of its 5.950% Senior Notes due 2033 (the “2033 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-259141) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 27, 2021. The net proceeds from the sale of the Notes were approximately $989.0 million after deducting the underwriters’ discount but before other expenses and will be used for repayment of debt, including amounts outstanding under the Company’s term loans due in 2024 and its revolving credit agreement. Remaining funds will be used for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of the Company’s common stock and acquisitions.

The Notes are governed by the Indenture, dated as of April 12, 2021 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of September 18, 2023, between the Company and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes will accrue interest from September 18, 2023. Interest on the 2029 Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. Interest on the 2033 Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The 2029 Notes will accrue interest at a rate of 5.750% per year, and the 2033 Notes will accrue interest at a rate of 5.950% per year. The 2029 Notes will mature on February 15, 2029, and the 2033 Notes will mature on September 15, 2033.

Prior to (i) January 15, 2029 for the 2029 Notes (one month prior to the maturity date for the 2029 Notes) and (ii) June 15, 2033 for the 2033 Notes (three months prior to the maturity date for the 2033 Notes) (each, a “par call date”), the Company may redeem the applicable series of Notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming that such Notes matured on their applicable par call date), on a semi-annual basis (assuming a 360-day year composed of twelve 30-day months) at a rate equal to the Treasury Rate (as defined in the Third Supplemental Indenture), plus 25 basis points in the case of the 2029 Notes and 30 basis points in the case of the 2033 Notes less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest on the applicable Notes to the redemption date. On or after the applicable par call date for the 2029 Notes and the 2033 Notes, the Company may redeem the Notes of the applicable series in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

The foregoing description of the Base Indenture, the Third Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, which was filed as Exhibit 4.1 to Marvell Technology Group Ltd.’s Form 8-K filed with the SEC on April 12, 2021; and the Third Supplemental Indenture, the form of global note representing the 2029 Notes and the form of global note representing the 2033 Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events.

The Notes were offered pursuant to an underwriting agreement, dated September 11, 2023, among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters identified on Schedule 1 thereto (collectively, the “Underwriters”). The Company sold the 2029 Notes to the Underwriters at a price of 99.108% of the principal amount thereof, and the Underwriters offered the 2029 Notes to the public at a price of 99.708% of the principal amount thereof. The Company sold the 2033 Notes to the Underwriters at a price of 98.698% of the principal amount thereof, and the Underwriters offered the 2033 Notes to the public at a price of 99.348% of the principal amount thereof.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated September 11, 2023, among Marvell Technology, Inc. and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	Third Supplemental Indenture, dated as of September 18, 2023, between Marvell Technology, Inc. and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee

4.2	Form of Global Note for the 5.750% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1)

4.3	Form of Global Note for the 5.950% Senior Notes due 2033 (included as Exhibit B to Exhibit 4.1)

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2023

MARVELL TECHNOLOGY, INC.

By:	/s/ Mark Casper
Mark Casper
EVP, Chief Legal Officer and Secretary